ASSIGNMENT AGREEMENT


     THIS ASSIGNMENT AGREEMENT ("Agreement"), dated effective as of May 1, 1999, between IEO HOLDINGS LIMITED, a Nevis West Indies corporation ("Assignor"), and INFINITY INVESTORS LIMITED, a Nevis
West Indies corporation ("Assignee").

                            RECITALS:

     A. Infinity Emerging Opportunities Limited ("Emerging"), the parent corporation of Assignor, acquired (i) 291 shares (the "Original Shares") of common stock of Orix Global Communications, Inc. (the "Company"), representing a 12.12% interest in the issued and outstanding shares of common stock of the Company at that time pursuant to that certain Assignment, dated as of June
11, 1998, between Assignee and Emerging, and (ii) a 12.12% interest in the Debenture, dated June 11, 1998, in the original principal amount of $6,000,000, and the Debenture, dated August
19, 1998, in the original principal amount of $850,000, each issued by the Company to Assignee (the "Old Debentures"), pursuant to that certain Participation Agreement, dated June 11, 1998, between Assignee and Emerging (the "First Participation Interest").

     B. Emerging contributed to Assignor the Original Shares and the First Participation Interest pursuant to that certain Assignment, dated as of December 9, 1998, between Emerging and Assignor.

     C. Assignor purchased 909 shares of common stock (the "Purchased Shares") of the Company pursuant to that certain Agreement, dated as of December 9, 1998, between Assignee and Assignor. Following the acquisition of the Purchased Shares, Assignor owned 1,200 shares of common stock of the Company (representing a 33.33% interest in the issued and outstanding shares of common stock of the Company at that time) and Assignee owned 1,200 shares of common stock of the Company (representing a 33.33% interest in the issued and outstanding shares of common stock of the Company at that time).

     D. Since the issuance of the Old Debentures, the Company has issued to Assignee the following: (i) a Convertible Debenture, dated as of February 9, 1999, in the original principal amount of $390,000 (the "Convertible Debenture"), (ii) an Amended and Restated Debenture, dated as of April 15, 1999, in the original principal amount of $7,050,000 (which amended, restated and superseded the terms of the Old Debentures and reflected an additional $200,000 loan to the Company),(iii) a Debenture, dated as of April 29, 1999, in the original principal amount of $500,000 and (iv) a Debenture, dated April 30, 1999, in the original principal amount of $100,000 (collectively, items (ii) -
(iv) being referred to as the "New Debentures"). In connection with the issuance of the New Debentures, Assignor and Assignee each received a Common Stock Purchase Warrant exercisable for 170 shares of common stock of the Company (the "Warrants").

     E. Pursuant to prior agreements between Assignor and Assignee, each of Assignor and Assignee agreed that Assignee would participate to Assignor an aggregate 50% interest in the New Debentures and in the Convertible Debenture (in each case after giving effect to the previous First Participation
Interest) (the "New Participation Interest"). After giving effect to the issuance of the New Participation Interest, Assignor and Assignee will each own identical interests in the equity and the indebtedness of the Company (with Assignor's interest in such indebtedness being reflected by the Participation Agreement) as follows:

          (1) New Debentures - an aggregate of $7,650,000 - (50% for each of Assignor and Assignee)

          (2) Convertible Debentures - an aggregate of $390,000 - (50% for each of Assignor and Assignee)

          (3) Warrants exercisable for an aggregate of 340 shares of common stock of the Company (170 shares for each of Assignor and Assignee)

          (4) 2,400 issued and outstanding shares of common stock of the Company (1,200 for each of Assignor and Assignee).

     F. In consideration of the issuance of the New Participation Interest, Assignor desires to assign to Assignee those certain securities issued by certain entities (collectively, the "Securities") as set forth on SCHEDULES A-1 - A-3 attached hereto, together, in each instance, with all rights and obligations of Assignor set forth in the governing documents, as amended from time to time (collectively, the "Transaction Documents"), executed in connection with the issuance of such Securities, including, without limitation, all security interests, registration rights, indemnity rights and voting rights associated therewith.

     G. Assignee has agreed to accept the assignment of the Securities and Transaction Documents from Assignor on the terms and conditions hereinafter set forth, and subject to the restrictions (if any) set forth in the Transaction Documents.

                           AGREEMENTS:


     NOW, THEREFORE, Assignor and Assignee agree as follows:

     1. ASSIGNMENT. In consideration of the issuance by Assignee to Assignor of the New Participation Interest, Assignor hereby conveys, transfers and assigns to Assignee the Securities, the Transaction Documents and all of Assignor's right, title and interest thereto and therein, together with all other rights, obligations, restrictions, covenants, benefits and privileges in any way now or hereafter belonging or accruing to the benefit of the Assignor in respect of the Securities and the Transaction
Documents.

     2.   REPRESENTATIONS AND WARRANTIES.

          (a)  Assignor represents and warrants that:

               (i) this Agreement has been duly authorized by all necessary action on the part of Assignor; and

               (ii) it is the lawful owner of the Securities and of its rights under the Transaction Documents and it holds legal and equitable title to the Securities free and clear of any and all liens, claims, charges, pledges, encumbrances and security interests (except as set forth in the Transaction Documents).

          (b)  Assignee represents and warrants that:

               (i) this Agreement has been duly authorized by all necessary action on the part of Assignee;

              (ii) it has received and reviewed copies of the Securities and Transaction Documents;

             (iii) it is an accredited investor as defined under Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended;

             (iv) it is acquiring the Securities and Assignor's rights under the Transaction Documents for its own account for investment and without any view to the sale or further distribution of any part thereof (except as set forth in, or allowed by, the Transaction Documents); and

             (v) it shall accept the Securities with all rights and privileges and subject to all obligations and restrictions set forth in the Transaction Documents and shall be bound by the terms of such Transaction Documents as if it were an original signatory thereto.

EXECUTED the day and year first written above.

                              ASSIGNOR:

                              IEO HOLDINGS LIMITED


                              By: /s/ Suzanne Sheehy
                                 --------------------------------
                              Name:  Suzanne Sheehy
                                   ------------------------------
                              Title:  Director
                                    ----------------------------



                              ASSIGNEE:

                              INFINITY INVESTORS LIMITED


                              By:  /s/ James A. Loughran
                                 ---------------------------------
                              Name:  James A. Loughran
                                   -------------------------------
                              Title: Director
                                    ------------------------------

                          SCHEDULE A-1
                          -------------

                     SCHEDULE OF SECURITIES

                       AURA SYSTEMS, INC.


     1. Variable Interest Convertible Note, dated September 30, 1997, in the original principal amount of $1,875,000, executed by Aura Systems, Inc. in favor of Emerging, which has an unpaid principal balance of $1,475,836, together with accrued and unpaid interest thereon of $221,499.92, in each case through and as of April 30, 1999.

                          SCHEDULE A-2
                         ---------------
                     SCHEDULE OF SECURITIES

              ADVANCED ENTERTAINMENT CONCEPTS INC.


     1. $315,123.95 of principal of that certain Term Loan Promissory Note, dated May 7, 1998, in the original principal amount of $400,000, together with accrued and unpaid interest on such $315,123.95 of principal through April 30, 1999 of approximately $31,644.44, executed by Advanced Entertainment Concepts, Inc. in favor of Emerging.

                          SCHEDULE A-3
                          -------------

                     SCHEDULE OF SECURITIES

                    VISUAL EDGE SYSTEMS INC.


     1. Convertible Note, dated June 13, 1997 (as amended), in the original and current principal amount of $200,000, executed by Visual Edge Systems Inc. in favor of Emerging, together with accrued and unpaid interest thereon for the month of April 1999 of approximately $1,376.00.

     2. 800 shares of preferred stock of Visual Edge Systems Inc., $.01 par value per share, representing a liquidation value of $800,000. No accrued and unpaid dividends are owed thereon.